EXHIBIT 24.1
                                IMH ASSETS CORP.

                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints any of William Ashmore, Richard Johnson or Lee Bromiley as his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as director and/or officer of IMH Assets Corp.), to sign any or all amendments (including post-effective amendments) to the Registration Statement on Form S-3, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURE                        TITLE                         DATE


/s/ William Ashmore
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William Ashmore                  Director and Chief         June 21, 1996
                                 Executive Officer
                                 (Principal Executive
                                 Officer)





/s/ Richard Johnson
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Richard Johnson                  Director, Chief            June 21, 1996
                                 Financial Officer and
                                 Secretary (Principal
                                 Financial and Principal
                                 Accounting Officer)




/s/ Lee Bromiley
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Lee Bromiley                     Director                   June 21, 1996